UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      April 27, 2006
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code)      (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 27, 2006, Mark G. Meikle, 41, was named Executive Vice President and Chief Financial Officer of Triple Crown Media, Inc., a Delaware corporation (the “Company”). Mr. Meikle was Vice President, Treasurer and Chief Financial Officer of Roanoke Electric Steel Corporation from 2003 until April 2006, and was Vice President, Treasurer and Chief Financial Officer of Belton Industries from 2000 to 2003.
On April 17, 2006, Michael S. “Steve” Cornwell, 41, was named Executive Vice President of Operations of the Company. Mr. Cornwell was Vice President and General Manager of WIBW-TV in Topeka, Kansas, an affiliate of Gray Television, Inc. since 2004. From 1999 to 2004, Mr. Cornwell held various positions with Gray Publishing, LLC, when it was a subsidiary of Gray Television, Inc., ranging from production and operations director, circulation director, and general manager of GNET, a local cable news operation in Gwinnett County, Georgia.
Effective April 27, 2006, Frederick J. Erickson resigned as the Company’s Chief Financial Officer. Mr. Erickson will remain with the Company until May 31, 2006 to assist with the transition of his roles.
On April 27, 2006, the Company issued a press release announcing the appointment of new executive officers. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Company has changed its fiscal year end from December 31 to a new fiscal year end of June 30. As a result of the change, the Company’s quarterly reporting periods will be comprised of the three calendar months ending September 30, December 31, March 31 and June 30. The Company’s next periodic report under the Securities Exchange Act of 1934 will be on Form 10-Q for the three months ended March 31, 2006. Following the filing of the Form 10-Q, the next periodic report filed will be on Form 10-K for the transition period from January 1, 2006 to June 30, 2006.
Section 9 Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)      Exhibits:

Exhibit No.	Description
Exhibit 99.1	Press Release dated April 27, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: April 27, 2006
	By:	/s/ MARK G. MEIKLE

Name: Mark G. Meikle Title: Executive Vice President and Chief Financial Officer

3